SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	January 9, 2007
(Date of earliest event reported)

Lakeland Financial Corporation

(Exact name of Registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-11487	35-1559596
(Commission File Number)	(I.R.S. Employer Identification Number)

202 East Center Street, Warsaw, Indiana	46581-1387
(Address of principal executive offices)	(Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 9, 2007, the board of directors of Lakeland Financial Corporation (the “Company”) unanimously appointed Thomas A. Hiatt as a director of the Company. Mr. Hiatt’s initial term as a director will expire at the annual meeting of stockholders to be held in 2008, at which time it is expected that he will be renominated for a full three year term. Mr. Hiatt will serve on the Credit and Investment Administration Committee. Mr. Hiatt will also serve as a director of Lake City Bank, the Company’s wholly owned subsidiary. There are no other arrangements or understandings between Mr. Hiatt and any other person pursuant to which Mr. Hiatt was selected as a director.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
99.1 Press release dated January 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: January 10, 2007	By: /s/ David M. Findlay
David M. Findlay
Chief Financial Officer

2